Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$4,454,655
Unrealized Gain (Loss) on Market Value of Commodity Futures	815,564
Dividend Income	54,832
Interest Income	199,341
ETF Transaction Fees	700
Total Income (Loss)	$5,525,092

Expenses
General Partner Management Fees	$34,081
Professional Fees	33,479
Brokerage Commissions	3,976
Directors' Fees and insurance	2,275
License fees	852
Total Expenses	$74,663
Net Income (Loss)	$5,450,429

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/23	$69,470,008
Withdrawals (100,000 Shares)	(6,072,263)
Net Income (Loss)	5,450,429

Net Asset Value End of Month	$68,848,174
Net Asset Value Per Share (1,100,000 Shares)	$62.59

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596